EXHIBIT 10.2

Promissory Note

USD $24,000.00	Due: ON DEMAND

FOR VALUE RECEIVED, the undersigned corporation, Roadships Holdings Inc., a company existing under the laws of the State of Delaware (the “Borrower”), hereby acknowledges itself indebted to Tamara Nugent, as trustee for Twenty Second Trust (the “Lender”) and promises to pay to or to the order of the Lender at 38012 80th Avenue East, Eatonville, Washington 98328, or as otherwise directed in writing by the Lender, the principal sum of $24,000 in lawful money of the United States of America with no interest thereon.

The entire principal sum and all interest accrued thereon shall be paid on demand by the Lender.

The Borrower may pay the principal sum at any time without penalty.

The Lender may assign all of its right, title and interest in, to and under this promissory note. All payments required to be made hereunder shall be made by the Borrower without any right of set-off or counterclaim.

DATED: September 29, 2014
Micheal Nugent
President

PAID IN FULL on _____________________________20__.

per:  ___________________________________________